EXHIBIT 10.7.1

e.Digital Corporation
INDUCEMENT STOCK OPTION GRANT NOTICE

e.Digital Corporation (the “Company”) hereby grants to the Optionee named below, an employee of the Company, as an inducement material to the Optionee’s entering into employment with the Company, a stock option to purchase the number of shares of the Company’s common stock set forth below. This option is subject to all of the terms and conditions as set forth herein and the Stock Option Agreement (attached hereto), which is incorporated herein in its entirety.

Optionee:	William Blakeley
Grant No:	S-01
Date of Grant:	11/14/2005
Shares Subject to Option:	1,000,000 common shares
Exercise Price Per Share:	$.09
Expiration Date:	11/14/2010
Intended to be Incentive Stock Option:	Yes (Subject to limit)

VESTING SCHEDULE:
Vesting Start Date	Vesting Schedule
(First 125,000 shares vest 2/14/2006)
Subject to continuing Service (as defined in the Stock Option Agreement) this option becomes exercisable with respect to the Shares Subject to Option in equal quarterly installments of 125,000 shares through the second anniversary of the date on which the option is granted. Accordingly, subject to continuing service 100% of the shares shall be vested on November 14, 2007.

ADDITIONAL TERMS/ACKNOWLEDGMENTS: This grant is a part of a total grant of 1,500,000 shares by the Board as an inducement to your employment with the Company with the balance documented in a separate option agreement. The undersigned Optionee acknowledges receipt of, and represents that the Optionee has read, understands, accepts and agrees to the terms of this Grant Notice and the Stock Option Agreement. Optionee hereby accepts the Option subject to all of its terms and conditions and further acknowledges that as of the Date of Grant, this Grant Notice and the Stock Option Agreement set forth the entire understanding between Optionee and the Company regarding the acquisition of stock in the Company for the shares so indicated and supersede all prior oral and written agreements pertaining to this particular option.

NOTE: THE OPTIONEE IS SOLELY RESPONSIBLE FOR ANY ELECTION TO EXERCISE THE OPTION, AND THE COMPANY SHALL HAVE NO OBLIGATION WHATSOEVER TO PROVIDE NOTICE TO THE OPTIONEE OF ANY MATTER, INCLUDING, BUT NOT LIMITED TO, THE DATE THE OPTION TERMINATES.

e.Digital Corporation:	Optionee:

/s/ROBERT PUTNAM	/s/ WILLIAM BLAKELEY
By: Robert Putnam	William Blakeley
Senior Vice President

e.Digital Corporation
INDUCEMENT STOCK OPTION AGREEMENT

Pursuant to the Grant Notice and this Stock Option Agreement (“Agreement”), e.Digital Corporation (the “Company”) has granted to the Optionee named in the Grant Notice (“you” or the “Optionee”) an Option to purchase the number of shares of the Company’s common stock (“Stock”) indicated in the Grant Notice at the exercise price indicated in the Grant Notice.

The details of this Option are as follows:

1. Definitions And Construction.

1.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities, or (iii) an entity which the Board designates as an Affiliate. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

(b) “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer outstanding stock options, “Board” also means such Committee(s).

(c) A “Change In Control” means the occurrence of any of the following events:

(i) The agreement to acquire or a tender offer that is accepted for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), of 50% or more of either (x) the then outstanding shares of Stock (the “Outstanding Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below; or

(ii) Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, following such Business Combination, the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries); or

(v) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(e) “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer this Agreement and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein.

(f) “Company” means e.Digital Corporation, a Delaware corporation, or any Successor.

(g) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company.

(h) “Director” means a member of the Board or of the board of directors of any other Participating Company.

(i) “Disability” means the Optionee has been determined by the long-term disability insurer of the Participating Company Group as eligible for disability benefits under the long-term disability plan of the Participating Company Group or the Optionee has been determined eligible for Supplemental Security Income benefits by the Social Security Administration of the United States of America.

(j) “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company. The Company shall determine in good faith and in the exercise of its discretion whether the Optionee has become or has ceased to be an Employee and the effective date of the Optionee’s employment or termination of employment, as the case may be.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” means, as of any date, the value of the Stock determined as follows:

(vi) if shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the last reported sale price, regular way, on the composite tape of that exchange on that business day or, if no such sale takes place on that business day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange or, if no such closing prices are available for that day, the last reported sale price, regular way, on the composite tape of that exchange on the last business day before the date in question; or

(vii) if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and if sales prices for shares of Stock of the same class in the over-the-counter market are reported by the OTC Bulletin Board (“OTCBB”) as of the date of determining the Fair Market Value, then the last reported sales price so reported on that business day or, if no such sale takes place on that business day, the average of the high bid and low asked prices so reported or, if no such prices are available for that day, the last reported sale price so reported on the last business day before the date in question; or

(viii) if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and sales prices for shares of Stock of the same class are not reported by the OTCBB (or a similar system then in use) as provided in subparagraph (ii), and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by OTCBB (or, if not so reported, by the National Quotation Bureau Incorporated) as of the date of determining the Fair Market Value, then the average of the high bid and low asked prices on that business day or, if no such prices are available for that day, the average of the high bid and low asked prices on the last business day before the date in question; or

(ix) if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and sales prices or bid and asked prices therefor are not reported by OTCBB (or the National Quotation Bureau Incorporated) as provided in subparagraph (ii) or subparagraph (iii) as of the date of determining the Fair Market Value, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes; orif shares of Stock of the same class are listed or admitted to unlisted trading privileges as provided in subparagraph (i) or sales prices or bid and asked prices therefor are reported by OTCBB (or the National Quotation Bureau Incorporated) as provided in subparagraph (ii) or subparagraph (iii) as of the date of determining the Fair Market Value, but the volume of trading is so low that the Board of Directors determines in good faith that such prices are not indicative of the fair value of the Stock, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes notwithstanding the provisions of subparagraphs (i), (ii) or (iii).

(m) “Incentive Stock Option” means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(n) “Insider” means an Officer, a Director of the Company or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(o) “Non-Control Affiliate” means any entity in which any Participating Company has an ownership interest and which the Board shall designate as a Non-Control Affiliate.

(p) “Officer” means any person designated by the Board as an officer of the Company.

(q) An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all, as determined by the Board in its discretion, of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(r) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(s) “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation or Affiliate.

(t) “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

(u) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(v) “Securities Act” means the Securities Act of 1933, as amended.

(w) “Service” means

(i) the Optionee’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. The Optionee’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee’s Service. Furthermore, only to such extent as may be provided by the Company’s leave policy, the Optionee’s Service with the Participating Company Group shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other leave of absence approved by the Company. Notwithstanding the foregoing, a leave of absence shall be treated as Service for purposes of vesting only to such extent as may be provided by the Company’s leave policy. The Optionee’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Optionee performs Service ceasing to be a Participating Company; except that if the entity for which Optionee performs Service is a Subsidiary Corporation and ceases to be a Participating Company as a result of the distribution of the voting stock of such Subsidiary Corporation to the stockholders of the Company, Service shall not be deemed to have terminated as a result of such distribution. Subject to the foregoing, the Company, in its discretion, shall determine whether the Optionee’s Service has terminated and the effective date of such termination.

(ii) Notwithstanding any other provision of this Section, an Optionee’s Service shall not be deemed to have terminated merely because the Participating Company for which the Optionee renders Service ceases to be a member of the Participating Company Group by reason of a Spinoff Transaction, nor shall Service be deemed to have terminated upon resumption of Service from the Spinoff Company to a Participating Company. For all purposes under this Agreement, the Optionee’s Service shall include Service, whether in the capacity of an Employee, Director or a Consultant, for the Spinoff Company provided the Optionee was employed by the Participating Company Group immediately prior to the Spinoff Transaction. Notwithstanding the foregoing, if the Company’s auditors determine that the provisions or operation of the preceding two sentences would cause the Company to incur a compensation expense and provided further that in the absence of the preceding two sentences no such compensation expense would be incurred, then the two preceding sentences shall be without force or effect, and the vesting and exercisability of each outstanding Option and any shares acquired upon the exercise thereof shall be determined under any other applicable provision of this Agreement.

(x) “Spinoff Company” means a Participating Company which ceases to be such as a result of a Spinoff Transaction.

(y) “Spinoff Transaction” means a transaction in which the voting stock of an entity in the Participating Company Group is distributed to the shareholders of a parent corporation as defined by Section 424(e) of the Code, of such entity.

(z) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 9.

(aa) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(bb) “Successor” means a corporation into or with which the Company is merged or consolidated or which acquires all or substantially all of the assets of the Company and which is designated by the Board as a Successor for purposes of this Agreement.

1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. Vesting. Except as otherwise provided in this Agreement, this option will vest as provided in the Grant Notice.

3. Exercise Of The Option.

3.1 Method Of Exercise. You may exercise the vested portion of this Option at any time prior to the expiration of the Option by delivering a notice of exercise in such form as may be designated by the Company from time to time together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours and prior to the expiration of the Option, together with such additional documents as the Company may then require.

3.2 Method Of Payment. Payment of the exercise price may be by cash (or check), or pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to a broker which provides for the payment of the aggregate exercise price to the Company, or a combination of the above methods, as the Company may designate from time to time. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

3.3 Tax Withholding. By exercising this Option you agree that as a condition to any exercise of this Option, the Company may withhold from your pay and any other amounts payable to you, or require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of this Option; or (2) the disposition of Stock acquired upon such exercise.

3.4 Responsibility For Exercise. You are responsible for taking any and all actions as may be required to exercise this Option in a timely manner and for properly executing any such documents as may be required for exercise in accordance with such rules and procedures as may be established from time to time. By signing this Agreement you acknowledge that information regarding the procedures and requirements for this exercise of the Option is available to you on request. The Company shall have no duty or obligation to notify you of the expiration date of this Option.

4. Securities Law Compliance. Notwithstanding anything to the contrary contained herein, this Option may not be exercised unless the Stock issuable upon exercise of this Option is then registered under the Securities Act or, if such Stock is not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

5. Termination Of The Option. The term of this Option commences on the Date of Grant (as specified in the Grant Notice) and expires and shall no longer be exercisable upon the earliest of:

5.1 the Expiration Date indicated in the Grant Notice;

5.2 the last day for exercising the Option following termination of your Service as described in Section 6 below; or

5.3 a Change of Control, to the extent provided in Section 7 below.

6. Effect Of Termination Of Service.

6.1 Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein, the Option shall be exercisable after the Optionee’s termination of Service only during the applicable time period determined in accordance with this Section 6 and thereafter shall terminate.

(a) Disability. If the Optionee’s Service terminates because of the Disability of the Optionee, the Option shall continue for a period of one year from termination of employment resulting from such Disability and may be exercised by the Optionee at any time during the one year period but in any event no later than the Expiration Date.

(b) Death. If the Optionee’s Service terminates because of the death or because of the Disability of the Optionee and such termination is subsequently followed by the death of the Optionee, (A) the exercisability and vesting of the Option shall be accelerated effective upon the Optionee’s death, and (B) the Option, to the extent unexercised and exercisable on the date of the Optionee’s death, may be exercised by the Optionee’s legal representative or other person who acquired the right to exercise the Option by reason of the Optionee’s death at any time prior to the expiration of twelve (12) months after the date of the Optionee’s death, but in any event no later than the Expiration Date.

(c) Termination After Change In Control. If the Optionee’s Service ceases as a result of Termination After Change in Control (as defined below), then (A) the exercisability and vesting of the Option shall be accelerated effective as of the date on which the Optionee’s Service terminated, and (B) the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of six (6) months after the date on which the Optionee’s Service terminated, but in any event no later than the Expiration Date.

(e) Other Termination Of Service. If the Optionee’s Service with the Participating Company Group terminates for any reason except Disability, death, Transfer to a Non-Control Affiliate, or Termination after Change in Control, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee’s Service terminates, may be exercised by the Optionee at any time prior to the expiration of one month after the date on which the Optionee’s Service terminates, but in any event no later than the Expiration Date.

6.2 Extension If Exercise Prevented By Law. Notwithstanding the foregoing, other than termination for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.1 is prevented by the provisions of Section 4 above, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date.

6.3 Extension If Optionee Subject To Section 16(b). Notwithstanding the foregoing, other than termination for Cause, if a sale within the applicable time periods set forth in Section 6.1 of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee’s termination of Service, or (iii) the Expiration Date.

6.4 Certain Definitions.

(a) “Cause” shall mean any of the following: (1) the Optionee’s theft, dishonesty, or falsification of any Participating Company documents or records; (2) the Optionee’s improper use or disclosure of a Participating Company’s confidential or proprietary information; (3) any action by the Optionee which has a detrimental effect on a Participating Company’s reputation or business; (4) the Optionee’s failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (5) any material breach by the Optionee of any employment or service agreement between the Optionee and a Participating Company, which breach is not cured pursuant to the terms of such agreement; (6) the Optionee’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Optionee’s ability to perform his duties with a Participating Company; or (7) violation of a material Company policy.

(b) “Good Reason” shall mean any one or more of the following:

(i) without the Optionee’s express written consent, the assignment to the Optionee of any duties, or any limitation of the Optionee’s responsibilities, substantially inconsistent with the Optionee’s positions, duties, responsibilities and status with the Participating Company Group immediately prior to the date of the Change in Control;

(ii) without the Optionee’s express written consent, the relocation of the principal place of the Optionee’s employment or service to a location that is more than fifty (50) miles from the Optionee’s principal place of employment or service immediately prior to the date of the Change in Control, or the imposition of travel requirements substantially more demanding of the Optionee than such travel requirements existing immediately prior to the date of the Change in Control;

(iii) any failure by the Participating Company Group to pay, or any material reduction by the Participating Company Group of, (A) the Optionee’s base salary in effect immediately prior to the date of the Change in Control (unless reductions comparable in amount and duration are concurrently made for all other employees of the Participating Company Group with responsibilities, organizational level and title comparable to the Optionee’s), or (B) the Optionee’s bonus compensation, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Optionee);

(iv) any failure by the Participating Company Group to (A) continue to provide the Optionee with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee or service provider group which customarily includes a person holding the employment or service provider position or a comparable position with the Participating Company Group then held by the Optionee, in any benefit or compensation plans and programs, including, but not limited to, the Participating Company Group’s life, disability, health, dental, medical, savings, profit sharing, stock purchase and retirement plans, if any, in which the Optionee was participating immediately prior to the date of the Change in Control, or their equivalent, or (B) provide the Optionee with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any employee group which customarily includes a person holding the employment or service provider position or a comparable position with the Participating Company Group then held by the Optionee;

(v) any breach by the Participating Company Group of any material agreement between the Optionee and a Participating Company concerning Optionee’s employment; or

(vi) any failure by the Company to obtain the assumption of any material agreement between the Optionee and the Company concerning the Optionee’s employment by a successor or assign of the Company.

(c) “Termination After Change In Control” shall mean either of the following events occurring within twenty-four (24) months after a Change in Control:

(i) termination by the Participating Company Group of the Optionee’s Service with the Participating Company Group for any reason other than for Cause; or

(ii) the Optionee’s resignation for Good Reason from all capacities in which the Optionee is then rendering Service to the Participating Company Group within a reasonable period of time following the event constituting Good Reason.

Notwithstanding any provision herein to the contrary, Termination After Change in Control shall not include any termination of the Optionee’s Service with the Participating Company Group which (1) is for Cause; (2) is a result of the Optionee’s death or Disability; (3) is a result of the Optionee’s voluntary termination of Service other than for Good Reason; or (4) occurs prior to the effectiveness of a Change in Control.

7. Change In Control. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of the Optionee, either assume the Company’s rights and obligations the Option or substitute for the Option substantially equivalent options for the Acquiring Corporation’s stock. In the event the Acquiring Corporation elects not to assume or substitute for the Option in connection with a Change in Control, the exercisability and vesting of the Option shall be accelerated, effective as of the date ten (10) days prior to the date of the Change in Control. The exercise or vesting of this Option that was permissible solely by reason of this Section shall be conditioned upon the consummation of the Change in Control. To the extent this Option is neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control, it shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of the Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the Option immediately prior to an Ownership Change Event described in Section 1.1(q)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the Option shall not terminate unless the Board otherwise provides in its discretion.

8. Option Not A Service Contract. This Option is not an employment or service contract and nothing in this Agreement or the Grant Notice shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company, or of the Company to continue your service with the Company. In addition, nothing in your Option shall obligate the Company, its stockholders, Board, Officers or Employees to continue any relationship which you might have as a Director or Consultant for the Company.

9. Adjustments For Changes In Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Option and in the exercise price per share of the Option. If a majority of the shares of Stock are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Board may unilaterally amend this Agreement to provide that the Option is exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the Option shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the exercise price of the Option be decreased to an amount less than the par value, if any, of the Stock subject to the Option.

10. Representations. By executing this Agreement, you hereby warrant and represent that you are acquiring this Option for your own account and that you have no intention of distributing, transferring or selling all or any part of this Option except in accordance with the terms of this Agreement and Section 25102(f) of the California Corporations Code. You also hereby warrant and represent that you have either (i) preexisting personal or business relationships with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect your own interests in connection with the grant of this Option by virtue of the business or financial expertise of you or any of your professional advisors who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

11. Notices. Any notices provided for in this Agreement or the Grant Notice shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

12. Transferability. This Option shall not be transferable in any manner (including without limitation, sale, alienation, anticipation, pledge, encumbrance, or assignment) other than, (i) by will or by the laws of descent and distribution, (ii) by written designation of a beneficiary, in a form acceptable to the Company, with such designation taking effect upon the death of the Optionee, (iii) by delivering written notice to the Company, in a form acceptable to the Company (including such representations, warranties and indemnifications as the Company shall require the Optionee to make to protect the Company’s interests and ensure that this Option has been transferred under the circumstances approved by the Company), by gift to the Optionee’s spouse, former spouse, children, stepchildren, grandchildren, parent, stepparent, grandparent, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, persons having one of the foregoing types of relationship with the Optionee due to adoption, any person sharing the Optionee’s household (other than a tenant or employee), a foundation in which these persons or the Optionee control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests. A transfer to an entity in which more than fifty percent of the voting interests are owned by these persons (or the Optionee) in exchange for an interest in that entity is specifically included as a permissible type of transfer. In addition, a transfer to a trust created solely for the benefit (i.e., the Optionee and/or any or all of the foregoing persons hold more than 50 percent of the beneficial interest in the trust) of the Optionee and/or any or all of the foregoing persons is also a permissible transferee, or (iv) such other transferees as may be authorized by the Board in its sole and absolute discretion. During the Optionee’s life this Option is exercisable only by the Optionee or a transferee satisfying the above conditions. Except in the event of the Optionee’s death, upon transfer of this Option to any or all of the foregoing persons, the Optionee is liable for any and all taxes due upon exercise of this transferred Option. At no time will a transferee who is considered an affiliate under Rule 144(a)(1) be able to sell any or all such Stock without complying with Rule 144. The right of a transferee to exercise the transferred portion of this Option shall terminate in accordance with the Optionee’s right of exercise under this Option and is further subject to such representations, warranties and indemnifications from the transferee that the Company requires the transferee to make to protect the Company’s interests and ensure that this Option has been transferred under the circumstances approved by the Company. Once a portion of this Option is transferred, no further transfer may be made of that portion of this Option.

13. Arbitration. Any dispute or claim concerning the Option, the Grant Notice or this Agreement shall be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association pursuant to the commercial arbitration rules in San Diego, California. By accepting the Option, the Optionee and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

14. Amendment. The Board may amend your Option at any time, provided no such amendment may adversely affect the Option or any unexercised portion of your Option, without your consent unless such amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing or, in such electronic form as may be designated by the Company.